EXHIBIT 99.5

                               CONSENT OF DIRECTOR

I, G. Steven Dawson, hereby consent to be a director of American Campus Communities, Inc. upon the consummation of its initial public offering and to the inclusion of my name and biography in the Registration Statement on Form S-11 and related prospectus of American Campus Communities, Inc. for such offering.

                                            /s/ G. Steven Dawson
                                            --------------------
                                            G. Steven Dawson